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                                                                    Exhibit 99.2

                               EGL Holding Company
                              EGL Acquisition Corp.
                  c/o Welsh, Carson, Anderson & Stowe IX, L.P.
                           320 Park Avenue, Suite 2500
                          New York, New York 10022-6815


                                                    November 19, 2004

Select Medical Corporation
4716 Old Gettysburg Road
Mechanicsburg, PA 17055

Ladies and Gentlemen:

      Reference is made to the Agreement and Plan of Merger, dated as of October 17, 2004 (the "Merger Agreement"), among EGL Holding Company, EGL Acquisition Corp. and Select Medical Corporation (the "Company"). Capitalized terms used in this letter but not otherwise defined herein shall have the meaning given to them in the Merger Agreement.

      We understand that the Company and its wholly owned subsidiary, Camp Hill Acquisition Corp. ("Camp Hill") propose to enter into an Agreement and Plan of Merger and Reorganization by and among the Company, Camp Hill, Sempercare, Inc. and Jeffrey J. Collinson, as Stockholders' Agent, substantially in the form of Exhibit A hereto (the "Sempercare Merger Agreement"). This will confirm that pursuant to Section 4.2 of the Merger Agreement, Parent and Acquisition each hereby consent to the execution, delivery and performance by the Company and Camp Hill of the Sempercare Merger Agreement and the agreements referred to therein or contemplated thereby and the consummation of the transactions contemplated thereby.

      The provisions of this letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This letter agreement may be

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signed in any number of counterparts (and may be delivered by facsimile), each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This letter agreement shall be governed and construed and enforced in accordance the Laws of the state of Delaware, without giving effect to the principles of conflicts of Law thereof. This letter agreement may not be amended other than by a written instrument signed by each of the parties hereto.


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                                      Sincerely

                                      EGL HOLDING COMPANY

                                      By:  /s/ Russell L. Carson
                                           -------------------------------------
                                      Name:  Russell L. Carson
                                      Title: Vice President


                                      EGL ACQUISITION CORP.

                                      By:  /s/ Russell L. Carson
                                           -------------------------------------
                                      Name:  Russell L. Carson
                                      Title: Vice President

Agreed and accepted as of the
date first set forth above:

SELECT MEDICAL CORPORATION


By:  /s/ Michael E. Tarvin
     -------------------------------
Name:  Michael E. Tarvin
Title: Senior Vice President


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